                                                                    EXHIBIT 3.01


                          CERTIFICATE OF INCORPORATION
                                       OF
                             SILKNET SOFTWARE, INC.



         FIRST.   The name of the Corporation is Silknet Software, Inc.

         SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the name of its registered agent at such address is The Corporation Trust Company.

         THIRD.   The nature of the business or purposes to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Sixty-Five Million (65,000,000) shares, consisting of Fifty Million (50,000,000) shares of Common Stock, with a par value of $.01 per share (the "Common Stock"), and Fifteen Million (15,000,000) shares of Preferred Stock, with a par value of $.01 per share (the "Preferred Stock").

         At any time prior to the date on which the Common Stock of the Corporation becomes registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any action which is required to be taken at any annual or special meeting of stockholders of the Corporation, or any action with may be taken at any annual or special meeting of stockholders, may be taken without a meeting in accordance with section 228 of the General Corporation Law of the State of Delaware. On or after the date on which the Common Stock of the Corporation becomes registered under the Exchange Act, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all (with all classes of capital stock voting together as a single class) the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this paragraph of this Article Fourth.

         Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the holders of Common Stock shall vote together with the holders of the Preferred Stock as a single class with respect to any proposed amendment hereto that would increase the number of authorized shares of Common Stock or Preferred Stock with each such share being entitled to such number of votes per share as is provided in this Article Fourth, and the holders of the Common Stock shall not be entitled to a separate class vote with respect thereto.


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         A description of the respective classes of stock and a statement of the designations, powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

 A.      COMMON STOCK

         1. GENERAL. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

         2. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         3. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

         4. VOTING RIGHTS. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

B.       PREFERRED STOCK

         The undesignated Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges which may be determined by the Board of Directors of the Corporation as described below, all shares of Preferred Stock shall be identical. Except as and to the extent otherwise specified herein, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by class.

         The Board of Directors of the Corporation is expressly authorized by a vote of a majority of the members of the Board of Directors then in office, subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, as amended from time to time, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the


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

General Corporation Law of the State of Delaware, for the issue of the Preferred Stock or one or more classes or series, each with the designations, rights and privileges that shall be stated in the vote or votes creating such classes or series. The authority of the Board of Directors of the Corporation with respect to each such class or series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

         1. The distinctive designation of such class or series and the number of shares to constitute such class or series;

         2. The rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

         3. The right, if any, of the Corporation to redeem shares of the particular class or series and, if redeemable, the price, terms and manner of such redemption;

         4. The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         5. The terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of stock, or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         6. The obligation, if any, of the Corporation to retire or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

         7. Voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any such class or series;

         8. Limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

         9. Any other preferences, powers, qualifications, special or relative rights and privileges thereof that the Board of Directors of the Corporation may deem advisable and that are not inconsistent with law and the provisions of this Certificate of Incorporation.


         FIFTH.   The Corporation is to have perpetual existence.

         SIXTH.   In furtherance and not in limitation of powers conferred by the General Corporation Law of the State of Delaware, it is further provided that:


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

         A. BY-LAWS. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

         B. ELECTION OF DIRECTORS. The election of directors by the stockholders need not be by written ballot unless the Bylaws of the Corporation provide otherwise.

         C. BOOKS AND RECORDS. The books and records of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

         SEVENTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

         If the General Corporation Law of the State of Delaware is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time.

         Any repeal or modification of this Article SEVENTH shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         EIGHTH.

         1. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in


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connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with an actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (i) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation or (ii) initiated and approved by the Board of Directors of the Corporation against the Indemnitee. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

         2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys fees) which the Court of Chancery of Delaware or such other court shall deem proper.

         3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim issue or matter therein or on appeal from any such action, suit or proceeding he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

         4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such a claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice to the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

         5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal from shall be paid by the Corporation in advance of the final disposition of such matter; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.



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

         6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

         7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disruption thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action suit, proceeding or investigation lancing out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the



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

Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set form in this Article and as limited by applicable law.

         10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to Indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in correction with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         14. DEFINITIONS. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).



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

         15. SUBSEQUENT LEGISLATION. If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         NINTH.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH.   Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ELEVENTH. The name and mailing address of the incorporator is as follows:

         Name                              Mailing Address
         ----                              ---------------

         Kristie P. Hathaway               Testa, Hurwitz & Thibeault, LLP
                                           High Street Tower
                                           125 High Street
                                           Boston, MA 02110




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



         I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand on this 23rd day of February, 1999.



                                                 /s/ Kristie P. Hathaway
                                                 ----------------------------
                                                 Kristie P. Hathaway
                                                 Sole Incorporator












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


                             SILKNET SOFTWARE, INC.

                           CERTIFICATE OF DESIGNATION
                                     OF THE
           SERIES A, B AND C CONVERTIBLE PARTICIPATING PREFERRED STOCK


         The undersigned officers of Silknet Software, Inc. (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"), do hereby certify that, pursuant to the authority conferred by the Certificate of Incorporation of the Corporation and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors (the "Board") of the Corporation, by unanimous written consent dated as of February 23, 1999, adopted the following resolution creating three series of the Corporation's undesignated Preferred Stock, to be designated as the Series A Convertible Participating Preferred Stock, the Series B Convertible Participating Preferred Stock and the Series C Convertible Participating Preferred Stock, and providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of shares of such Series A, B and C Convertible Participating Preferred Stock:

RESOLVED:         That pursuant to authority expressly granted to and vested in the Board of Directors of this Corporation by the provisions of the Certificate of Incorporation, the Board of Directors hereby designates the following series of Preferred Stock in the number set forth opposite each series below, with the relative rights and preferences as set forth in Certificate of Designation attached hereto as EXHIBIT A:

                  SERIES                                              NUMBER
                  ------                                             ---------
                  Series A Convertible Participating Preferred       2,364,584
                  Series B Convertible Participating Preferred       2,500,000
                  Series C Convertible Participating Preferred       3,089,157

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed in its corporate name by a duly authorized officer as of this 25th day of February, 1999.


                                       Silknet Software, Inc.

                                       By: /s/ James C. Wood
                                           ----------------------------------
                                           James C. Wood
                                           President

Attest:


/s/ Patrick J. Scannell, Jr.
-----------------------------
Patrick J. Scannell, Jr.
Secretary

                                    EXHIBIT A

A. DESCRIPTION AND DESIGNATION OF THE SERIES A, B AND C CONVERTIBLE PARTICIPATING PREFERRED STOCK.

         ALL NUMBERS SET FORTH HEREIN REFLECT A ONE-FOR-TWO STOCK EXCHANGE OF COMMON STOCK AND PREFERRED STOCK OF SILKNET SOFTWARE, INC., A NEW HAMPSHIRE CORPORATION, INTO SHARES OF COMMON STOCK AND PREFERRED STOCK OF THE CORRESPONDING CLASS OR SERIES OF CAPITAL STOCK IN THE CORPORATION.

         1. DESIGNATION. The 2,364,584 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share, shall be designated the "Series A Convertible Participating Preferred Stock" (being referred to herein as the "Series A Preferred Stock"); the 2,500,000 shares of Series B Convertible Participating Preferred Stock, par value $.01 per share, shall be designated the "Series B Convertible Participating Preferred Stock" (being referred to herein as the "Series B Preferred Stock"); the 3,089,157 shares of Series C Convertible Participating Preferred Stock, par value $.01 per share, shall be designated the "Series C Convertible Participating Preferred Stock" (being referred to herein as the "Series C Preferred Stock", and together with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock"). The shares of Preferred Stock shall have the following rights, terms and privileges:

         2.       DIVIDENDS.

                  (a) DIVIDENDS. The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative annual dividends when and as they may be declared from time to time by the Board of Directors of the Corporation at an annual rate per share equal to ten percent (10%) of the original purchase price of $.96 paid per share of the Series A Preferred Stock (which amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock); the holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative annual dividends when and as they may be declared from time to time by the Board of Directors of the Corporation at an annual rate per share equal to ten percent (10%) of the original purchase price of $2.00 paid per share of the Series B Preferred Stock (which amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock); and the holders of shares of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative annual dividends when and as they may be declared from time to time by the Board of Directors of the Corporation at an annual rate per share equal to ten percent (10%) of the original purchase price of $3.498117 paid per share of the Series C Preferred Stock (which amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock). Such amounts shall be compounded annually such that if the dividend is not paid for such year the unpaid amount shall be added to the original purchase price paid per share of the Preferred Stock, as the case may be, for purposes of calculating succeeding years' dividends. Such dividends shall be deemed to accrue on the Preferred Stock from the date of the original issuance thereof and be cumulative, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If such cumulative dividends in respect of any prior or current annual dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any class of the Corporation's capital stock, now or hereafter outstanding. Upon any conversion of the Preferred Stock under Section 5 hereof, all accumulated and unpaid dividends on the Preferred Stock, whether or not declared, since the date of issue up to and including the date of conversion thereof shall be forgiven.

                  (b) DIVIDENDS IN KIND. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

         3.       LIQUIDATION, DISSOLUTION OR WINDING UP

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock, each holder of outstanding shares of Preferred Stock shall be entitled to be paid, PARI PASSU, out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings as follows: the holders of outstanding shares of Series A Preferred Stock shall receive an amount equal to $.96 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock) plus all accrued and unpaid dividends thereon, whether or not earned or declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "Series A Liquidation Amount"); the holders of outstanding shares of Series B Preferred Stock shall receive an amount equal to $2.00 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock) plus all accrued and unpaid dividends thereon, whether or not earned or declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "Series B Liquidation Amount"); and the holders of outstanding shares of

Series C Preferred Stock shall receive an amount equal to $3.498117 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series C Preferred Stock) plus all accrued and unpaid dividends thereon, whether or not earned or declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "Series C Liquidation Amount", and together with the Series A Liquidation Amount and the Series B Liquidation Amount, the "Liquidation Amount"). If the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         After the payment of the Liquidation Amount shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payments, the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among (i) the holders of other classes of capital stock of the Corporation (the "Junior Stock"), and (ii) the holders of shares of Preferred Stock, collectively as one class. Such distribution shall be made to the holders of Preferred Stock and Junior Stock ratably as if each share of the Preferred Stock had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Corporation.

         Notwithstanding the foregoing, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, in which holders of the Preferred Stock receive an amount per share equal to at least $7.00 (for this purpose, all of the shares of Preferred Stock being deemed to have been converted into Common Stock), which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Preferred Stock, then the holders of the Preferred Stock shall participate PRO RATA along with the holders of the Junior Stock in such proceeds as if all such shares of Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up in lieu of the Liquidation Amount being payable on the Preferred Stock.

                  (b) TREATMENT OF REORGANIZATIONS. Any Reorganization (as such term is defined in Section 5(g)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; PROVIDED, HOWEVER, that each holder of Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(g) hereof, if applicable, in lieu of receiving payment of amounts payable upon liquidation, dissolution or winding up of the Corporation pursuant to this Section 3.

                  (c) DISTRIBUTIONS IN CASH. The Liquidation Amount shall in all events be paid in cash; PROVIDED, HOWEVER, that if the Liquidation Amount is payable in connection with a Reorganization, then each holder of the Preferred Stock may, at its election, receive payment of the Liquidation Amount in the same form of consideration as is payable with respect to the Common Stock. In the event of any Reorganization which is intended to be treated as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16, the Reorganization or other acquisition consideration (including any shares of capital stock to be delivered by the acquiring corporation) shall be reallocated among the holders of Preferred Stock in an appropriate manner to give economic effect to the intent and purpose of Sections 3(a), 3(b) and 3(c). Wherever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

         4.       VOTING POWER. Except as otherwise expressly provided in
Section 8 hereof, or as required by law, each holder of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters.

         5. CONVERSION RIGHTS FOR THE PREFERRED STOCK. The holders of the Preferred Stock shall have the following rights with respect to the conversion of the Preferred Stock into shares of Common Stock:

                  (a) GENERAL. Subject to and in compliance with the provisions of this Section 5, any share of the Preferred Stock may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Preferred Stock shall be entitled upon conversion shall be determined by multiplying the applicable Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Preferred Stock being converted.

                  (b) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time for the conversion of Preferred Stock (the "Conversion Rate") shall be determined by dividing, in the case of the Series A Preferred Stock, $.96, in the case of the Series B Preferred Stock, $2.00, and in the case of the Series C Preferred Stock, $3.498117, by the applicable Conversion Value, calculated as provided in Section 5(c).

                  (c) APPLICABLE CONVERSION VALUE. The conversion value (the "Conversion Value") shall initially be, in the case of the Series A Preferred Stock, $.96, in the case of the Series B Preferred Stock, $2.00, and in the case of the Series C Preferred Stock, $3.498117. Such Conversion Value shall be subject to adjustment from time to time in accordance with this Section 5.

                  (d)      ADJUSTMENTS TO APPLICABLE CONVERSION VALUES.

                           (i) (A) UPON SALE OF COMMON STOCK. If the Corporation shall, while there are any shares of Preferred Stock outstanding, issue or sell (or in accordance with Section 5(d)(i)(B) below is deemed to have issued or sold) shares of its Common Stock without consideration or at a price per share less than the applicable Conversion Value in effect immediately prior to such issuance or sale, then in each such case the applicable Conversion Value, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the following:

                           (1) For the Series A Preferred Stock and Series B Preferred Stock, an amount determined by multiplying the Conversion Value for the Series A Preferred Stock or Series B Preferred Stock, as appropriate, by a fraction:

                                    (I) the numerator of which shall be (a) the
                           number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Value for the Series A Preferred Stock or the Series B Preferred Stock, as applicable, in effect immediately prior to such issuance, and

                                    (II) the denominator of which shall be (a)
                           the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common stock so issued.

                           (2) For the Series C Preferred Stock (x) with respect to issuances or sales on or prior to December 31, 1999, the lowest net price per share at which such Common Stock has been issued or sold or is deemed to have been issued or sold, and (y) with respect to issuances or sales after December 31, 1999, an amount determined by multiplying the Conversion Value for the Series C Preferred Stock by a fraction:

                                    (I) the numerator of which shall be (a) the
                           number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Value for the Series C Preferred Stock in effect immediately prior to such issuance, and

                                    (II) the denominator of which shall be (a)
                           the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common stock so issued.

                  For purposes of this Section 5(d)(i)(A), the determination of Common Stock outstanding shall be calculated on a fully-diluted basis assuming the conversion of the Preferred Stock and the exercise of outstanding options and warrants at the time of any adjustment to the Applicable Conversion Value of any series of Preferred Stock.

                                    (B) UPON ISSUANCE OF WARRANTS, OPTIONS AND
         RIGHTS TO COMMON STOCK.

                           (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the applicable Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the applicable Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

                           Should the Net Consideration Per Share of any such
                  warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time (other than as a result of a stock split, stock dividend or other similar event), then, upon the effectiveness of each such change, each Conversion Value shall be adjusted to such Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration per share of such securities, and (2) had adjustments made to the Conversion Value since the date of issuance of such securities been made to the Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Conversion Value with respect to this Section 5(d)(i)(B) which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Conversion Value had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

                           (2) For purposes of this paragraph, the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows:

                                    (I)      The "Net Consideration Per Share"
                           shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

                                    (II)     The "Net Consideration Per Share"
                           which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                                    (C)     STOCK DIVIDENDS. In the event the
         Corporation shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of Common Stock payable PRO RATA to holders of Preferred Stock and to holders of any other class of stock).

                                    (D)      CONSIDERATION OTHER THAN CASH. For
         purposes of this Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                                    (E)      EXCEPTIONS. This Section 5(d)(i)
         shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d) shall not apply to (i) shares issued upon conversion of the Preferred Stock, (ii) shares of Common Stock issued upon exercise of certain Common Stock Purchase Warrants dated May 17, 1996 and July 24, 1996 issued to Zero Stage Capital V, L.P. by Silknet Software, Inc., a New Hampshire corporation ("Silknet-NH"), and assumed by the Corporation pursuant to a migratory merger agreement dated February 23, 1999 (the "Merger Agreement"), (iii) shares of Common Stock issued upon exercise of certain Common Stock Purchase Warrants dated on or about June 11, 1997 issued pursuant to the terms of the Series B Preferred Stock and Warrant Purchase Agreement between Silknet-NH and the Investors named therein and assumed by the Corporation pursuant to the Merger Agreement or (iv) options (and the shares issuable upon exercise thereof) to purchase up to an aggregate of 5,250,000 shares of Common Stock (including options outstanding on the date hereof) issued to employees, officers or directors of, or consultants to, the Corporation issued or reserved for issuance pursuant to any stock option plan or agreement, stock purchase plan or agreement, stock ownership plan, consulting agreement or such other options, warrants, agreement, plans or any increase in the number of shares of Common Stock permitted under this subsection, which are approved by a majority of the Board of Directors (which approval includes the approval of a majority of the directors elected by the holders of the Preferred Stock). The number of shares in this Section (E) shall be proportionately adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof.

                           (ii)     UPON EXTRAORDINARY COMMON STOCK EVENT. Upon
the happening of an Extraordinary Common Stock Event (as hereinafter defined), the applicable Conversion Value for the Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the applicable Conversion Value. The Conversion Value shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made PRO RATA to holders of Preferred Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

                  (e) DIVIDENDS. In the event the Corporation shall make or issue, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Preferred Stock been converted into Common Stock immediately prior to the date of such distribution.

                  (f) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or distribution provided for elsewhere in this Section 5 or by a Reorganization), then and in each such event, the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

                  (g) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, or the sale of a majority of the voting securities of the Corporation in one transaction or a series of related transactions (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Conversion Value then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         Notwithstanding the foregoing, a Reorganization shall not include any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation that is engaged in a business similar or related to or complementary with the business of the Corporation and which does not involve a recapitalization or reorganization of the Preferred Stock or Common Stock, and does not involve (in a single transaction or series of related transactions) a transfer of more than 51% of the voting power of the Corporation.

         Except as otherwise provided in Section 3(b), upon the occurrence of a Reorganization, under circumstances which make the preceding paragraph applicable, each holder of Preferred Stock shall have the option of electing treatment for his shares of Preferred Stock under either this Section 5(g) or
Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event.

                  (h) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Conversion Rate, the Corporation at its expense will furnish each holder of Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Any adjustment shall be calculated to five decimal places.

                  (i) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

                  (j) CASH IN LIEU OF FRACTIONAL SHARES. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Preferred Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

                  (k) PARTIAL CONVERSION. In the event some but not all of the shares of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted.

                  (l) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (m) MINIMUM ADJUSTMENT. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Conversion Value then in effect.

                  (n) MANDATORY CONVERSION. If at any time the Corporation shall effect a Qualified Public Offering (as herein after defined), then effective upon the closing of such

Qualified Public Offering, all outstanding shares of Preferred Stock shall automatically convert into shares of Common Stock on the basis set forth in
Section 5 hereof. For purposes hereof, the term "Qualified Public Offering" shall mean the effectiveness of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation equal at least $10,000,000 and in which the price per share of Common Stock is equal or greater than $8.00 (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock. Holders of shares subject to conversion shall deliver to the Corporation at its principal office (or such other office or agency as the Corporation may designate by notice in writing) during its usual business hours, the certificate or certificates for shares of Preferred Stock being converted, and the Corporation shall issue and deliver to such holders certificates for the number of shares of Common Stock to which such holders are entitled. Until such time as holders of shares of Preferred Stock shall surrender those certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which the holders shall be entitled upon the surrender thereof.

                  The automatic conversion of the Preferred Stock into shares of Common Stock as provided above shall be subject in all circumstances to the closing and consummation of a Qualified Public Offering.

         6. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled and retired and restored to the status of undesignated Preferred Stock. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

         7.       REDEMPTION.

                  (a) OPTIONAL REDEMPTION UPON PUBLIC OFFERING. Effective upon the closing of an initial public offering which does not constitute a Qualified Public Offering ("Non-Qualified Public Offering"), each holder may request the Corporation to redeem the shares of Preferred Stock held by such holder at a redemption price (the "Redemption Price") for each share of Preferred Stock redeemed pursuant to this Section 7(a) equal to the Series A Liquidation Amount, the Series B Liquidation Amount or the Series C Liquidation Amount, as the case may be (in either case, including all accrued but unpaid dividends, whether or not declared) with the amount of accrued dividends due thereon to be calculated and paid through the date payment is actually made to the holders of the Preferred Stock with respect to such redemption. The Corporation shall give the holders of the Preferred Stock thirty days' written notice of the pendency of a Non-Qualified Public Offering. Such notice shall be mailed by the Corporation, postage prepaid, to each holder of record of Preferred Stock at its address shown on the records of the Corporation. Each holder of Preferred

Stock shall notify the Corporation in writing within ten days of receipt of the Corporation's notice if it intends to have its shares redeemed under this
Section 7(a). The Redemption Price shall be paid at the closing of the Non-Qualified Public Offering and shall be paid in cash.

         Nothing contained in this Section 7(a) shall in any way restrict or prohibit the holders of the Preferred Stock from exercising their conversion rights pursuant to Section 5 hereof prior to the effective date of the redemption to be effected hereunder; provided, however, that any such conversion under this Section 7(a) may be subject to the closing of the Non-Qualified Public Offering.

                  (b) OPTIONAL REDEMPTION BY HOLDERS. At any time on or after May 8, 2003, at the request of the holders of a majority of the then outstanding shares of Preferred Stock (the "Requisite Holders"), the Corporation shall, to the extent it may do so under applicable law, redeem, within sixty days of the date of such request, from the holders the shares of Preferred Stock held by the Requisite Holders and all other holders of Preferred Stock who elect to have their shares redeemed. In the event the shares of Preferred Stock may not be redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. The redemption price for each share of Preferred Stock redeemed pursuant to this Section 7(b) (the "Optional Redemption Price") shall be equal to the greater of (i) the applicable Liquidation Amount for the respective series of Preferred Stock (including all accrued and unpaid dividends, whether or not declared) with the amount of all accrued dividends due thereon to be calculated and paid through the date payment is actually made to the holders of the Preferred Stock and (ii) the fair market value of such shares on the Redemption Date. The fair market value of such shares shall be determined in good faith by the Board of Directors of the Corporation as of the Redemption Date after taking into consideration all factors which it deems appropriate, provided however, that such fair market value shall take into account the valuations of comparable companies that are publicly traded or privately held, but not including any discount attributable to the fact that the Preferred Stock represents a minority ownership interest in the Corporation and no premium to reflect any special voting or approval rights of the holders with respect to certain matters. The Board of Directors shall notify the holders of Preferred Stock as to its determination of the fair market value of such shares not later than 30 days prior to any given Redemption Date. The Requisite Holders shall have the right, after receiving notice of such determination, not later than five business days before any given Redemption Date, to contest such determination If the Requisite Holders disagree with the Corporation's determination of fair market value, and are unable, within five days of their receipt of the Corporation's determination, to reach agreement with the Corporation on the fair market value of the shares, the fair market value shall be determined by appraisal as set forth below. All appraisals shall be undertaken by two appraisers, one selected by the Board of Directors of the Corporation and one selected by the Requisite Holders, each to be selected as soon as reasonably practicable after the determination to make an appraisal has been made. The fair market value shall be the fair market value arrived at by those appraisers within thirty (30) days following the appointment of the last appraiser to be appointed. In the event that the two appraisers agree in good faith on such fair market value within such a period of time, such agreed value shall be used for these purposes. If the appraisers cannot agree but their valuations are within 10% of each other, the fair market value shall be the mean of the two valuations. If the appraisers cannot agree and the differences in the valuations are greater than 10%, the appraisers shall select a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the shares of Preferred Stock shall be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two valuations, such mean valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within ten (10) days following the end of the thirty (30) day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association in Boston, Massachusetts. The redemption of the shares shall occur within ten days following receipt of the results of the appraisal. If, following the final determination of the Optional Redemption Price for the shares, any holder previously requesting that its shares be redeemed shall choose not to sell any or all of its shares, then such holder shall so notify the Corporation within ten (10) days following receipt of the results of the appraisal. The expenses of the appraiser chosen by the Corporation will be borne by it, the expenses of the appraiser chosen by the holders will be borne by them, PRO RATA based on the number of shares being redeemed, and the expenses of the third appraiser will be borne 50% by the Corporation and 50% by the holders, PRO RATA based on the number of shares being redeemed.

         In the event that the holders of the Preferred Stock do not elect to have the Preferred Stock redeemed pursuant to this Section 7(b), the shares of Preferred Stock shall remain outstanding and subject to the provisions hereof.

                  (c)      REDEMPTION NOTICE. If an election is made pursuant to
Section 7(b) hereof, written notice of such election shall be mailed, postage prepaid, to the Corporation, not later than thirty days before the date fixed for each redemption pursuant to Section 7(b) (each of the dates fixed for redemption and the extended redemption date is hereinafter referred to as a "Redemption Date"). If such election is made and appropriate notice is given then, at least fifteen (15) days before the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed by the Corporation, postage prepaid, to each holder of record of Preferred Stock at its address shown on the records of the Corporation; PROVIDED, HOWEVER, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Preferred Stock or the obligation of the holders to redeem their shares of Preferred Stock as provided in Section 7(b) hereof. The Redemption Notice shall contain the following information:

                           (i)      the number of shares of Preferred Stock held
by the holder and the total number of shares of Preferred Stock held by all holders subject to redemption as of such Redemption Date; and

                           (ii)     the Redemption Date and the applicable
Redemption Price.

Any holder of Preferred Stock who wishes to do so may, by giving notice to the Corporation at least five business days prior to the Redemption Date, convert into Common Stock any or all of the shares of Preferred Stock held by it and scheduled for redemption on such Redemption Date.

                  (d) SURRENDER OF CERTIFICATES. Each holder of shares of Preferred Stock to be redeemed under this Section 7 shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Preferred Stock which are the subject of a Redemption Notice shall be deemed to have been redeemed and shall be canceled effective as of the Redemption Date, unless the Corporation shall default in the payment of the applicable Redemption Price.

         8.       RESTRICTIONS AND LIMITATIONS.

                  (a) CORPORATE ACTION. Except as expressly provided herein or as required by law, so long as any shares of Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least two-thirds of the then outstanding shares of Preferred Stock, voting together as a single class but as a separate class from the Common Stock:

                           (i)      redeem, purchase or otherwise acquire for
value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock, except as required or permitted hereunder;

                           (ii)     authorize or issue, or obligate itself to
authorize or issue, additional shares of Preferred Stock;

                         (iii)    authorize or issue, or obligate itself to
authorize or issue, any equity security senior to or on parity with the Preferred Stock as to liquidation preferences, redemption rights, dividend rights, voting rights or otherwise, except such equity securities which are authorized and designated by a majority of the Board of Directors, including a majority of the directors elected by holders of Preferred Stock;

                           (iv)     merge or consolidate with any other
corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets or any significant portion of its intellectual property rights (whether now owned or hereinafter acquired), or consent to any liquidation, dissolution or winding up of the Corporation, or permit any subsidiary to do any of the foregoing, EXCEPT for (1) a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation that is engaged in a business similar or related to or complementary with the business of the Corporation and which does not involve a recapitalization or reorganization of the Preferred Stock or Common Stock, and does not involve (in a single transaction or series of related transactions) a transfer of more than 51% of the voting power of the Corporation; or

                           (v)      amend, restate, modify or alter the by-laws
of the Corporation in any way which adversely affects the rights of the holders of the Preferred Stock.

                  (b) AMENDMENTS TO CHARTER. The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, the then outstanding shares of Series B Preferred Stock, and the then outstanding Series C Preferred Stock, each voting separately as a class, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of, or materially effect the value of, any shares of Series A Preferred Stock, the Series B Preferred Stock or Series C Preferred Stock, as the case may be. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation without the approval by the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock or the then outstanding shares of Series B Preferred Stock, as the case may be, if such amendment would:

                           (i)      change the relative seniority rights of the
holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority or parity as to liquidation preferences, redemption rights, dividend rights, voting rights or otherwise in relation to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                           (ii)     reduce the amount payable to the holders of
Series A Preferred Stock, the Series B Preferred Stock or Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Series A Preferred Stock, the Series B Preferred Stock or Series C Preferred Stock;

                           (iii)    cancel or modify the conversion rights of
the holders of Preferred Stock provided for in Section 5 herein;

                           (iv)     cancel or modify the rights of the holders
of the Preferred Stock provided for in this Section 8; or

                           (v)      increase or decrease (other than by
redemption or conversion) the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be.

                           Notwithstanding the foregoing provisions, the
designation or authorization of any equity security senior to or on a parity with the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock as to liquidation preferences, voting rights, dividends or redemption rights shall not be regarded as adversely affecting or amending the rights of the each particular series of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so as to require a separate class vote of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock for the authorization of such equity security, provided such equity security is authorized by a majority of the Board of Directors, including a majority of the directors elected by holders of Preferred Stock.

         9. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Preferred Stock set forth herein.

         10.      PREEMPTIVE RIGHTS.

                  (a) RIGHT OF PURCHASE. The Corporation hereby grants to each holder of the Preferred Stock (the "Holders") so long as it shall own, of record or beneficially, any shares of Preferred Stock or shares of Common Stock issuable upon conversion thereof (the "Conversion Shares"), the right to purchase all or part of its pro rata share of New Securities (as defined in Section 10(b) below) which the Corporation, from time to time, proposes to sell and issue. A Holder's pro rata share, for purposes of this preemptive right, is the ratio of the number of shares of issued or issuable Conversion Shares which such Holder owns to the total number of shares of issued or issuable Conversion Shares and shares of Common Stock then outstanding. The Holders shall have a right of over-allotment pursuant to this Section 10 such that to the extent a Holder does not exercise its preemptive right in full hereunder, such additional shares of New Securities which such Holder did not purchase may be purchased by the other Holders in proportion to the total number of shares of issued or issuable Conversion Shares which each such other Holder owns compared to the total number of shares of issued or issuable Conversion Shares which all such other Holders own.

                  (b) DEFINITION OF NEW SECURITIES. "New Securities" shall mean any capital stock of the Corporation whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock, issued on or after the date hereof; PROVIDED that the term "New Securities" does not include (i) Conversion Shares issuable upon conversion of any series of the Preferred Stock which is convertible into Common Stock, (ii) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock, (iii) Preferred Stock issued as a dividend to holders of Preferred Stock or upon any stock split, subdivision or combination of Preferred Stock, (iv) the aggregate number of shares of Common Stock issuable upon exercise of options and warrants and other securities referred to in Section 5(d)(i)(E) hereof, and (v) securities issued in connection with the acquisition by the Corporation of any other corporation or business concern, whether by acquisition of assets or stock, or (vi) securities authorized for issuance in a joint venture or strategic alliance by all of the members of the Board of Directors as being exempt from the definition of New Securities and such exemption is determined by all of the Board of Directors to be in the best interests of the Corporation.

                  (c) NOTICE FROM THE CORPORATION. In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities and the price and the terms upon which the Corporation proposes to issue the same. Each Holder shall have 10 days from the date of receipt of any such notice to agree to purchase up to the Holder's pro rata share of such New Securities (and any over-allotment amount pursuant to the operation of Section 10(b) hereof) for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased. The closing of the purchase of the New Securities shall be at the Corporation's principal place of business within 15 days following the expiration of the 10 day period, or at such other time or place as the Corporation and the Holders may determine.

                  (d) SALE BY THE CORPORATION. In the event any Holder fails to exercise in full its preemptive right (after giving effect to the over-allotment provision of Section 10(a) hereof), the Corporation shall have 120 days thereafter to sell the New Securities with respect to which the Holder's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Corporation's notice. To the extent the Corporation does not sell all the New Securities offered within said 120 day period, the Corporation shall not thereafter issue or sell such New Securities without first again offering such securities to the Holders in the manner provided above.

                  (e) TERMINATION OF RIGHTS. The rights granted to the Holders under this Section 10 shall expire immediately prior to, and shall not apply in connection with, the consummation of the first Qualified Public Offering.

                  (f) AMENDMENTS AND WAIVERS. The rights of the Holders contained in this Section 10 may be amended, modified and waived with the written consent of the Holders of at least two-thirds of the issued or issuable Conversion Shares.

         11.      NOTICES OF RECORD DATE. In the event of

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

         then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which such action is to be taken.

                             SILKNET SOFTWARE, INC.

                           CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES D CONVERTIBLE PREFERRED STOCK


         The undersigned officers of Silknet Software, Inc. (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW"), do hereby certify that, pursuant to the authority conferred by the Certificate of Incorporation of the Corporation and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Corporation, by unanimous written consent dated as of February 25, 1999, adopted the following resolution creating a series of the Corporation's undesignated Preferred Stock, to be designated as the Series D Convertible Preferred Stock, and providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of shares of such Series D Convertible Preferred Stock:

RESOLVED:         That pursuant to authority expressly granted to and vested in the Board of Directors of this Corporation by the provisions of the Certificate of Incorporation, the Board of Directors hereby designates 1,205,913 shares of Preferred Stock as Series D Convertible Preferred Stock, with the relative rights and preferences as set forth in Certificate of Designation attached hereto as EXHIBIT A.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed in its corporate name by a duly authorized officer as of this 26th day of February, 1999.


                                          Silknet Software, Inc.

                                          By: /s/ James C. Wood
                                              --------------------------------
                                              James C. Wood
                                              President

Attest:


/s/ Patrick J. Scannell, Jr.
-----------------------------

Secretary

                                    EXHIBIT A

A.       DESCRIPTION AND DESIGNATION OF THE SERIES D CONVERTIBLE PREFERRED STOCK

         1. DESIGNATION. The 1,205,913 shares of Series D Convertible Preferred Stock, par value $.01 per share, shall be designated the "SERIES D CONVERTIBLE PREFERRED STOCK" (being referred to herein as the "SERIES D PREFERRED STOCK," and together with the Corporation's Series A Convertible Participating Preferred Stock, par value $.01 per share, the Corporation's Series B Convertible Participating Preferred Stock, par value $.01 per share, and the Corporation's Series C Convertible Participating Preferred Stock, par value $.01 per share, the "PREFERRED STOCK"). The shares of Series D Preferred Stock shall have the following rights, terms and privileges:

         2.       DIVIDENDS.

                  (a) DIVIDENDS. The holders of shares of Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative annual dividends when and as they may be declared from time to time by the Board of Directors of the Corporation at an annual rate per share equal to ten percent (10%) of the original purchase price of $7.324109 paid per share of the Series D Preferred Stock (which amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series D Preferred Stock). Such amounts shall be compounded annually such that if the dividend is not paid for such year the unpaid amount shall be added to the original purchase price paid per share of the Series D Preferred Stock for purposes of calculating succeeding years' dividends. Such dividends shall be deemed to accrue on the Series D Preferred Stock from the date of the original issuance thereof and be cumulative, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If such cumulative dividends in respect of any prior or current annual dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any class of the Corporation's capital stock, now or hereafter outstanding. Upon any conversion of the Series D Preferred Stock under Section 5 hereof, all accumulated and unpaid dividends on the Series D Preferred Stock, whether or not declared, since the date of issue up to and including the date of conversion thereof shall be forgiven.

                  (b) DIVIDENDS IN KIND. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Series D Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Series D Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

         3.       LIQUIDATION, DISSOLUTION OR WINDING UP.

                  (a) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock, each holder of outstanding shares of Series D Preferred Stock shall be entitled to be paid, PARI PASSU with all other holders of outstanding shares of Preferred Stock, out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to $7.324109 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series D Preferred Stock) plus all accrued and unpaid dividends thereon, whether or not earned or declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series D Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "SERIES D LIQUIDATION AMOUNT," and together with all other amounts to be paid in respect of shares of Preferred Stock in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the "LIQUIDATION AMOUNT"). If the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount of the Liquidation Amount to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                  (b) TREATMENT OF REORGANIZATIONS. Any Reorganization (as such term is defined in Section 5(g)), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; PROVIDED, HOWEVER, that each holder of Series D Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(g) hereof, if applicable, in lieu of receiving payment of amounts payable upon liquidation, dissolution or winding up of the Corporation pursuant to this
Section 3.

                  (c) DISTRIBUTIONS IN CASH. The Series D Liquidation Amount shall in all events be paid in cash; PROVIDED, HOWEVER, that if the Series D Liquidation Amount is payable in connection with a Reorganization, then each holder of Series D Preferred Stock may, at its election, receive payment of the Series D Liquidation Amount in the same form of consideration as is payable with respect to the Common Stock. In the event of any Reorganization which is intended to be treated as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16, the Reorganization or other acquisition consideration (including any shares of capital stock to be delivered by the acquiring corporation) shall be reallocated among the holders of Series D Preferred Stock in an appropriate manner to give economic effect to the intent and purpose of Sections 3(a), 3(b) and 3(c). Wherever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

         4.       VOTING POWER. Except as otherwise expressly provided in
Section 8 hereof, or as required by law, each holder of Series D Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series D Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series D Preferred Stock, other shares of all other series of outstanding Preferred Stock and shares of Common Stock shall vote together as a single class on all matters.

         5. CONVERSION RIGHTS FOR THE PREFERRED STOCK. The holders of Series D Preferred Stock shall have the following rights with respect to the conversion of Series D Preferred Stock into shares of Common Stock:

                  (a) GENERAL. Subject to and in compliance with the provisions of this Section 5, any share of Series D Preferred Stock may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series D Preferred Stock shall be entitled upon conversion shall be determined by multiplying the Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series D Preferred Stock being converted.

                  (b) CONVERSION RATE. The conversion rate in effect at any time for the conversion of Series D Preferred Stock (the "CONVERSION RATE") shall be determined by dividing $7.324109 by the Conversion Value, calculated as provided in Section 5(c).

                  (c) CONVERSION VALUE. The conversion value (the "CONVERSION VALUE") shall initially be $7.324109. Such Conversion Value shall be subject to adjustment from time to time in accordance with this Section 5.

                  (d)      ADJUSTMENTS TO CONVERSION VALUE.

                           (i) (A) UPON SALE OF COMMON STOCK. If the Corporation shall, while there are any shares of Series D Preferred Stock outstanding, issue or sell (or in accordance with Section 5(d)(i)(B) below is deemed to have issued or sold) shares of its Common Stock without consideration or at a price per share less than the Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Conversion Value, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the following:

                           (1) With respect to issuances or sales on or prior to December 31, 1999 at, or deemed to be at, a net price per share of Common Stock greater than or equal to $3.50, the lowest net price per share at which such Common Stock has been issued or sold or is deemed to have been issued or sold, and

                           (2) With respect to issuances or sales on or prior to December 31, 1999 at, or deemed to be at, a net price per share of Common Stock less than $3.50, first $3.50 and then, after adjusting the Conversion Value to equal $3.50, an amount determined by multiplying the Conversion Value by a fraction:

                                    (I) the numerator of which shall be (a) the
                           number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Value in effect immediately prior to such issuance, and

                                    (II) the denominator of which shall be (a)
                           the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common stock so issued; and

                           (3) With respect to issuances or sales after December 31, 1999, an amount determined by multiplying the Conversion Value by a fraction:

                                    (I) the numerator of which shall be (a) the
                           number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Value in effect immediately prior to such issuance, and

                                    (II) the denominator of which shall be (a)
                           the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock plus (b) the number of such additional shares of Common stock so issued.

         For purposes of this Section 5(d)(i)(A), the determination of Common Stock outstanding shall be calculated on a fully-diluted basis assuming the conversion of all series of Preferred Stock outstanding and the exercise of outstanding options and warrants at the time of any adjustment to the Conversion Value.
                                    (B) UPON ISSUANCE OF WARRANTS, OPTIONS AND
         RIGHTS TO COMMON STOCK.

                           (1) For the purposes of this Section 5(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Conversion Value at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Value shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

                           Should the Net Consideration Per Share of any such
                  warrants, options, subscriptions, or purchase rights or convertible securities be decreased from time to time (other than as a result of a stock split, stock dividend or other similar event), then, upon the effectiveness of each such change, the Conversion Value shall be adjusted to the Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, rights, or convertible securities been made upon the basis of the decreased Net Consideration per share of such securities, and (2) had adjustments made to the Conversion Value since the date of issuance of such securities been made to the Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Conversion Value with respect to this
                  Section 5(d)(i)(B) which relates to warrants, options, subscriptions, purchase rights or convertible securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible securities expire or are canceled without being exercised or converted, so that the Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible securities with such additional adjustments as would have been made to that Conversion Value had the expired or canceled warrants, options, subscriptions, purchase rights or convertible securities not been issued.

                           (2) For purposes of this paragraph, the "NET CONSIDERATION PER SHARE" which may be received by the Corporation shall be determined as follows:

                                    (I)      The "NET CONSIDERATION PER SHARE"
                           shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

                                    (II)     The "NET CONSIDERATION PER SHARE"
                           which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                                    (C)     STOCK DIVIDENDS. In the event the
         Corporation shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for the Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration (except for dividends payable in shares of Common Stock payable PRO RATA to holders of Series D Preferred Stock and to holders of any other class of stock).

                                    (D)      CONSIDERATION OTHER THAN CASH. For
         purposes of this Section 5(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                                    (E)      EXCEPTIONS. This Section 5(d)(i)
          shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this Section 5(d) shall not apply to (i) shares issued upon conversion of the Preferred Stock,
          (ii) shares of Common Stock issued upon exercise of certain Common Stock Purchase Warrants dated May 17, 1996 and July 24, 1996 issued to Zero Stage Capital V, L.P. by Silknet Software, Inc., a New Hampshire corporation ("SILKNET-NH"), and assumed by the Corporation pursuant to a migratory merger agreement dated February 23, 1999 (the "MERGER AGREEMENT"), (iii) shares of Common Stock issued upon exercise of certain Common Stock Purchase Warrants dated on or about June 11, 1997 issued pursuant to the terms of the Series B Preferred Stock and Warrant Purchase Agreement between Silknet-NH and the Investors named therein and assumed by the Corporation pursuant to the Merger Agreement, or (iv) options (and the shares issuable upon exercise thereof) to purchase up to an aggregate of 4,750,000 shares of Common Stock (including options outstanding on the date hereof) issued to employees, officers or directors of, or consultants to, the Corporation issued or reserved for issuance pursuant to any stock option plan or agreement, stock purchase plan or agreement, stock ownership plan, consulting agreement or such other options, warrants, agreement, plans, or any increase in the number of shares of Common Stock permitted under this subsection which is approved by a majority of the Board of Directors (which approval includes the approval of a majority of the directors elected by the holders of all series of Preferred Stock outstanding). The number of shares in this Section (E) shall be proportionately adjusted to reflect any stock dividend, stock split or other form of recapitalization occurring after the date hereof.

                           (ii)     UPON EXTRAORDINARY COMMON STOCK EVENT. Upon
the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the applicable Conversion Value. The Conversion Value shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         "EXTRAORDINARY COMMON STOCK EVENT" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made PRO RATA to holders of Preferred Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

                  (e) DIVIDENDS. In the event the Corporation shall make or issue, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Series D Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Series D Preferred Stock been converted into Common Stock immediately prior to the date of such distribution.

                  (f) CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or distribution provided for elsewhere in this Section 5 or by a Reorganization), then and in each such event, the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

                  (g) CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, or the sale of a majority of the voting securities of the Corporation in one transaction or a series of related transactions (any of which events is herein referred to as a "REORGANIZATION"), then as a part of such Reorganization, provision shall be made so that the holders of Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series D Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series D Preferred Stock immediately prior to such Reorganization. Notwithstanding the foregoing, a Reorganization shall not include any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is substantively the surviving corporation and operates as a going concern, of another corporation that is engaged in a business similar or related to or complementary with the business of the Corporation and which does not involve a recapitalization or reorganization of the Series D Preferred Stock or Common Stock, and does not involve (in a single transaction or series of related transactions) a transfer of more than 51% of the voting power of the Corporation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series D Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Conversion Value then in effect and the number of shares issuable upon conversion of the Series D Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         Except as otherwise provided in Section 3(b), upon the occurrence of a Reorganization, under circumstances which make the preceding paragraph applicable, each holder of Series D Preferred Stock shall have the option of electing treatment for his shares of Series D Preferred Stock under either this
Section 5(g) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event.

                  (h) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Conversion Rate, the Corporation at its expense will furnish each holder of Series D Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Any adjustment shall be calculated to five (5) decimal places.

                  (i) EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series D Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series D Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series D Preferred Stock being converted, shall be the "CONVERSION DATE." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series D Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series D Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series D Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

                  (j) CASH IN LIEU OF FRACTIONAL SHARES. The Corporation may, if it so elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series D Preferred Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of Series D Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series D Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series D Preferred Stock being converted.

                  (k) PARTIAL CONVERSION. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series D Preferred Stock which were not converted.

                  (l) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (m) MINIMUM ADJUSTMENT. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Conversion Value then in effect.

                  (n) MANDATORY CONVERSION. If at any time the Corporation shall effect a Qualified Public Offering (as herein after defined), then upon the effectiveness of such Qualified Public Offering, all outstanding shares of Series D Preferred Stock shall automatically convert into shares of Common Stock on the basis set forth in Section 5 hereof. For purposes hereof, the term "QUALIFIED PUBLIC OFFERING" shall mean the effectiveness of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "ACT"), covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation equal at least $20,000,000 and in which the price per share of Common Stock is equal or greater than $9.16 (which amount shall be subject to equitable adjustment wherever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock. Holders of shares subject to conversion shall deliver to the Corporation at its principal office (or such other office or agency as the Corporation may designate by notice in writing) during its usual business hours, the certificate or certificates for shares of Series D Preferred Stock being converted, and the Corporation shall issue and deliver to such holders certificates for the number of shares of Common Stock to which such holders are entitled. Until such time as holders of shares of Series D Preferred Stock shall surrender those certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which the holders shall be entitled upon the surrender thereof.

         The automatic conversion of the Series D Preferred Stock into shares of Common Stock as provided above shall be subject in all circumstances to the closing and consummation of a Qualified Public Offering.

         6. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Series D Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled and retired and restored to the status of undesignated Preferred Stock. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

         7.       REDEMPTION

                  (a) OPTIONAL REDEMPTION UPON PUBLIC OFFERING. Effective upon the closing of an initial public offering which does not constitute a Qualified Public Offering ("NON-QUALIFIED PUBLIC OFFERING"), each holder may request the Corporation to redeem the shares of Series D Preferred Stock held by such holder at a redemption price (the "REDEMPTION PRICE") for each share of Series D Preferred Stock redeemed pursuant to this Section 7(a) equal to the Series D Liquidation Amount (including all accrued but unpaid dividends, whether or not declared) with the amount of accrued dividends due thereon to be calculated and paid through the date payment is actually made to the holders of Series D Preferred Stock with respect to such redemption. The Corporation shall give the holders of Series D Preferred Stock 30 days' written notice of the pendency of a Non-Qualified Public Offering. Such notice shall be mailed by the Corporation, postage prepaid, to each holder of record of Series D Preferred Stock at its address shown on the records of the Corporation. Each holder of Series D Preferred Stock shall notify the Corporation in writing within ten days of receipt of the Corporation's notice if it intends to have its shares redeemed under this Section 7(a). The Redemption Price shall be paid at the closing of the Non-Qualified Public Offering and shall be paid in cash.

         Nothing contained in this Section 7(a) shall in any way restrict or prohibit the holders of Series D Preferred Stock from exercising their conversion rights pursuant to Section 5 hereof prior to the effective date of the redemption to be effected hereunder; provided, however, that any such conversion under this Section 7(a) may be subject to the closing of the Non-Qualified Public Offering.

                  (b) OPTIONAL REDEMPTION BY HOLDERS. At any time on or after February 26, 2004, at the request of the holders of a majority of the then outstanding shares of Series D Preferred Stock (the "REQUISITE HOLDERS"), the Corporation shall, to the extent it may do so under applicable law, redeem, within 60 days of the date of such request, from the holders the shares of Preferred Stock held by the Requisite Holders and all other holders of Series D Preferred Stock who elect to have their shares redeemed. In the event that the shares of Series D Preferred Stock may not be redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. The redemption price for each share of Series D Preferred Stock redeemed pursuant to this Section 7(b) (the "OPTIONAL REDEMPTION PRICE") shall be equal to the greater of (i) the Series D Liquidation Amount (including all accrued and unpaid dividends, whether or not declared) with the amount of all accrued dividends due thereon to be calculated and paid through the date payment is actually made to the holders of Series D Preferred Stock and (ii) the fair market value of such shares on the Redemption Date. The fair market value of such shares shall be determined in good faith by the Board of Directors of the Corporation as of the Redemption Date after taking into consideration all factors which it deems appropriate, provided however, that such fair market value shall take into account the valuations of comparable companies that are publicly traded or privately held, but not including any discount attributable to the fact that the Series D Preferred Stock represents a minority ownership interest in the Corporation and no premium to reflect any special voting or approval rights of the holders with respect to certain matters. The Board of Directors shall notify the holders of Series D Preferred Stock as to its determination of the fair market value of such shares not later than 30 days prior to any given Redemption Date. The Requisite Holders shall have the right, after receiving notice of such determination, not later than five (5) business days before any given Redemption Date, to contest such determination If the Requisite Holders disagree with the Corporation's determination of fair market value, and are unable, within five (5) days of their receipt of the Corporation's determination, to reach agreement with the Corporation on the fair market value of the shares, the fair market value shall be determined by appraisal as set forth below. All appraisals shall be undertaken by two (2) appraisers, one (1) selected by the Board of Directors of the Corporation and one (1) selected by the Requisite Holders, each to be selected as soon as reasonably practicable after the determination to make an appraisal has been made. The fair market value shall be the fair market value arrived at by those appraisers within 30 days following the appointment of the last appraiser to be appointed. In the event that the two
(2) appraisers agree in good faith on such fair market value within such a period of time, such agreed value shall be used for these purposes. If the appraisers cannot agree but their valuations are within 10% of each other, the fair market value shall be the mean of the two (2) valuations. If the appraisers cannot agree and the differences in the valuations are greater than 10%, the appraisers shall select a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the shares of Series D Preferred Stock shall be the average of the two
(2) fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two (2) valuations, such mean valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within ten (10) days following the end of the 30-day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association in Boston, Massachusetts. The redemption of the shares shall occur within ten days following receipt of the results of the appraisal. If, following the final determination of the Optional Redemption Price for the shares, any holder previously requesting that its shares be redeemed shall choose not to sell any or all of its shares, then such holder shall so notify the Corporation within ten (10) days following receipt of the results of the appraisal. The expenses of the appraiser chosen by the Corporation will be borne by it, the expenses of the appraiser chosen by the holders will be borne by them, PRO RATA based on the number of shares being redeemed, and the expenses of the third appraiser will be borne 50% by the Corporation and 50% by the holders, PRO RATA based on the number of shares being redeemed.

          In the event that the holders of Series D Preferred Stock do not elect to have the Series D Preferred Stock redeemed pursuant to this Section 7(b), the shares of Series D Preferred Stock shall remain outstanding and subject to the provisions hereof.

                  (c)      REDEMPTION NOTICE. If an election is made pursuant to
Section 7(b) hereof, written notice of such election shall be mailed, postage prepaid, to the Corporation, not later than 30 days before the date fixed for each redemption pursuant to Section 7(b) (each of the dates fixed for redemption and the extended redemption date is hereinafter referred to as a "REDEMPTION DATE"). If such election is made and appropriate notice is given then, at least 15 days before the Redemption Date, written notice (hereinafter referred to as the "REDEMPTION NOTICE") shall be mailed by the Corporation, postage prepaid, to each holder of record of Series D Preferred Stock at its address shown on the records of the Corporation; PROVIDED, HOWEVER, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series D Preferred Stock or the obligation of the holders to redeem their shares of Series D Preferred Stock as provided in Section 7(b) hereof. The Redemption Notice shall contain the following information:

                           (i)      the number of shares of Series D Preferred
Stock held by the holder and the total number of shares of Series D Preferred Stock held by all holders subject to redemption as of such Redemption Date; and

                           (ii)     the Redemption Date and the applicable
Redemption Price.

Any holder of Series D Preferred Stock who wishes to do so may, by giving notice to the Corporation at least five (5) business days prior to the Redemption Date, convert into Common Stock any or all of the shares of Series D Preferred Stock held by it and scheduled for redemption on such Redemption Date.

                  (d) SURRENDER OF CERTIFICATES. Each holder of shares of Series D Preferred Stock to be redeemed under this Section 7 shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Series D Preferred Stock which are the subject of a Redemption Notice shall be deemed to have been redeemed and shall be canceled effective as of the Redemption Date, unless the Corporation shall default in the payment of the applicable Redemption Price.


         8.       RESTRICTIONS AND LIMITATIONS.

                  (a) CORPORATE ACTION. Except as expressly provided herein or as required by law, so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock, voting as a separate class:

                           (i)      redeem, purchase or otherwise acquire for
value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock other than shares of Preferred Stock in accordance with their terms, except as required or permitted hereunder and except for the purchase of shares of Common Stock from former directors, officers, employees or consultants of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment or engagement of such former director, officer, employee or consultant, as the case may be, and the purchase price does not exceed the original issue price paid by such former director, officer, employee or consultant, as the case may be, to the Corporation for such shares;

                           (ii)     authorize or issue, or obligate itself to
authorize or issue, additional shares of Series D Preferred Stock;

                           (iii)    authorize or issue, or obligate itself to
authorize or issue, any equity security senior to or on parity with the Series D Preferred Stock as to liquidation preferences, redemption rights, dividend rights, voting rights or otherwise, except such equity securities which are authorized and designated by a majority of those directors who serve as representatives of the holders of any series of Preferred Stock; or

                           (iv)     amend, restate, modify or alter the by-laws
of the Corporation in any way which adversely affects the rights of the holders of Series D Preferred Stock in a manner disproportionately different than any other series of Preferred Stock.

                  (b) AMENDMENTS TO CHARTER. The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock, voting separately as a class, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of, or materially effect the value of, any shares of Series D Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation without the approval by the holders of at least two-thirds of the then outstanding shares of Series D Preferred Stock, if such amendment would:

                           (i)      change the relative seniority rights of the
holders of Series D Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to liquidation preferences, redemption rights, dividend rights, voting rights or otherwise in relation to the holders of Series D Preferred Stock;

                           (ii)     reduce the amount payable to the holders of
Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series D Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Series D Preferred Stock;

                           (iii)    cancel or modify the conversion rights of
the holders of Series D Preferred Stock provided for in Section 5 herein;

                           (iv)     cancel or modify the rights of the holders
of Series D Preferred Stock provided for in this Section 8; or

                           (v)      increase or decrease (other than by
redemption or conversion) the authorized number of shares of Series D Preferred Stock.

         Notwithstanding the foregoing provisions, the designation or authorization of any equity security senior to or on a parity with the Series D Preferred Stock as to liquidation preferences, voting rights, dividends or redemption rights shall not be regarded as adversely affecting or amending the rights of the Series D Preferred Stock so as to require a separate class vote of the Series D Preferred Stock for the authorization of such equity security, provided such equity security is authorized by a majority of the Board of Directors, including a majority of the directors elected by holders of any series of Preferred Stock.

         9. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series D Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of Series D Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series D Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all shares of Series D Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series D Preferred Stock set forth herein.

         10.      PREEMPTIVE RIGHTS.

                  (a) RIGHT OF PURCHASE. The Corporation hereby grants to each holder of Series D Preferred Stock (the "HOLDERS") so long as it shall own, of record or beneficially, any shares of Series D Preferred Stock or shares of Common Stock issuable upon conversion thereof (the "CONVERSION SHARES"), the right to purchase all or part of its pro rata share of New Securities (as defined in Section 10(b) below) which the Corporation, from time to time, proposes to sell and issue. A Holder's pro rata share, for purposes of this preemptive right, is the ratio of the number of shares of issued or issuable Conversion Shares which such Holder owns to the total number of shares of issued or issuable upon conversion of shares of Preferred Stock, including, without limitation, the Series D Preferred Stock, and shares of Common Stock then outstanding. The Holders shall have a right of over-allotment pursuant to this
Section 10 such that to the extent a Holder does not exercise its preemptive right in full hereunder, such additional shares of New Securities which such Holder did not purchase may be purchased by the other Holders in proportion to the total number of shares of issued or issuable Conversion Shares which each such other Holder owns compared to the total number of shares of issued or issuable Conversion Shares which all such other Holders own.

                  (b) DEFINITION OF NEW SECURITIES. "NEW SECURITIES" shall mean any capital stock of the Corporation whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock, issued on or after the date hereof; PROVIDED that the term "NEW SECURITIES" does not include (i) shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock, (iii) Preferred Stock issued as a dividend to holders of Preferred Stock or upon any stock split, subdivision or combination of Preferred Stock,
(iv) the aggregate number of shares of Common Stock issuable upon exercise of options and warrants referred to in Section 5(d)(i)(E) hereof, (v) securities issued in connection with the acquisition by the Corporation of any other corporation or business concern, whether by acquisition of assets or stock, or
(vi) securities authorized for issuance in a joint venture or strategic alliance by all of the members of the Board of Directors as being exempt from the definition of New Securities and such exemption is determined by all of the Board of Directors to be in the best interests of the Corporation.

                  (c) NOTICE FROM THE CORPORATION. In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities and the price and the terms upon which the Corporation proposes to issue the same. Each Holder shall have ten (10) days from the date of receipt of any such notice to agree to purchase up to the Holder's pro rata share of such New Securities (and any over-allotment amount pursuant to the operation of Section 10(b) hereof) for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased. The closing of the purchase of the New Securities shall be at the Corporation's principal place of business within 15 days following the expiration of the ten-day period, or at such other time or place as the Corporation and the Holders may determine.

                  (d) SALE BY THE CORPORATION. In the event any Holder fails to exercise in full its preemptive right (after giving effect to the over-allotment provision of Section 10(a) hereof), the Corporation shall have 120 days thereafter to sell the New Securities with respect to which the Holder's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Corporation's notice. To the extent the Corporation does not sell all the New Securities offered within said 120-day period, the Corporation shall not thereafter issue or sell such New Securities without first again offering such securities to the Holders in the manner provided above.

                  (e) TERMINATION OF RIGHTS. The rights granted to the Holders under this Section 10 shall expire immediately prior to, and shall not apply in connection with, the consummation of the first Qualified Public Offering.

                  (f) AMENDMENTS AND WAIVERS. The rights of the Holders contained in this Section 10 may be amended, modified and waived with the written consent of the Holders of at least two-thirds of the issued or issuable Conversion Shares.

         11.      NOTICES OF RECORD DATE.  In the event of

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series D Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten
(10) days prior to the date specified in such notice on which such action is to be taken.